UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 10, 2025

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3802 Coconut Palm Drive
Tampa, Florida 33619
(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Shareholders on June 10, 2025. Four matters were voted upon at the meeting: (1) the election of two Class B directors; (2) the ratification of the appointment of FORVIS MAZARS, LLP as our independent registered public accounting firm for the year ending December 31, 2025; (3) approval, on an advisory basis, of the compensation of our named executive officers; and (4) approval, on an advisory basis, of the frequency of voting on executive compensation.

Paresh Patel and Gregory Politis were elected to the board of directors at the meeting. The number of votes cast for and the number of votes withheld as to each director nominee appear below.

Director Nominee	For	Withheld
Paresh Patel	8,630,420	167,830
Gregory Politis	8,551,682	246,568

The number of votes cast for, against and abstaining in the second matter voted upon appear below.

	For	Against	Abstain
Ratification of the appointment of FORVIS MAZARS, LLP, as our independent registered public accounting firm for the year ending December 31, 2025.	9,431,073	14,742	2,293

The number of votes cast for, against and abstaining and the number of broker non-votes in the third matter voted upon appear below.

	For	Against	Abstain	Broker Non-Votes
Approval, on an advisory basis, of the compensation of our named executive officers.	6,008,850	2,773,591	15,806	676,749

The number of votes cast for and abstaining in the fourth matter voted upon appear below.

	1 year	2 years	3 years	Abstain
Approval, on an advisory basis, of the frequency of voting on executive compensation.	7,685,490	21,948	1,088,642	2,174

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 13, 2026

HCI GROUP, INC.

BY:	/s/ Andrew L. Graham
Name: Andrew L. Graham Title: General Counsel